News Release

Tutor Perini Reports Second Quarter 2024 Results

•Strong operating cash flow of $53.1 million in Q2 2024 and $151.4 million in the first six months of 2024
•Revenue of $1.1 billion in Q2 2024, up 10% compared to Q2 2023
•Backlog of $10.4 billion at the end of Q2 2024, up modestly compared to the end of Q1 2024; anticipating continued strong backlog growth in 2024 and 2025
•Affirming 2024 EPS guidance in range of $0.85 to $1.10

LOS ANGELES – (BUSINESS WIRE) – August 1, 2024 – Tutor Perini Corporation (the "Company") (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the second quarter of 2024. The Company generated $53.1 million of cash from operating activities in the second quarter of 2024 compared to $56.3 million for the same period of 2023. For the first six months of 2024, the Company generated $151.4 million of cash from operating activities, an increase compared to $77.7 million for the first six months of 2023. The operating cash flow for the first six months of 2024 was the Company's second-highest result for the first six months of any year since the merger between Tutor-Saliba Corporation and Perini Corporation in 2008. The Company continues to anticipate strong operating cash generation over the remainder of 2024 and in 2025.

Revenue for the second quarter of 2024 was $1.1 billion, up 10% compared to $1.0 billion for the second quarter of 2023. The growth was primarily driven by increased project execution activities on various Building and Civil segment projects in California and New York, as well as certain Civil segment projects in the Northern Mariana Islands and British Columbia.

Income from construction operations for the second quarter of 2024 was $40.5 million, an increase of $38.1 million compared to $2.4 million for the same period in 2023. The increase was principally due to contributions related to the increased project execution activities in the current-year quarter discussed above and the absence of certain significant prior-year unfavorable adjustments. The Company's income from construction operations for the second quarter of 2024 was negatively impacted by a $14.3 million ($0.19 per diluted share) increase in share-based compensation expense compared to the second quarter of 2023, primarily due to a substantial increase in the Company’s stock price during the second quarter of 2024, which affected the fair value of liability-classified awards, as well as by an unfavorable adjustment of $12.4 million ($0.17 per diluted share) due to the impact of a settlement of two completed Civil segment highway projects in the Northeast. Net income attributable to the Company for the second quarter of 2024 was $0.8 million, or $0.02 diluted earnings per share ("EPS"), compared to net loss attributable to the Company of $37.5 million, or a $0.72 diluted loss per share, for the second quarter of 2023.

Backlog grew to $10.4 billion as of June 30, 2024 compared to $10.0 billion as of March 31, 2024. The Civil and Building segments were the primary contributors to the new awards activity in the second quarter of 2024. The most significant new awards and contract adjustments in the second quarter of 2024 included the Company's proportionate share of its contract value for a $1.3 billion bridge replacement project in Connecticut; a $216 million airport terminal connectors project at Fort Lauderdale-Hollywood International Airport in Florida; $144 million of additional funding for certain mass-transit projects in California; a $136 million highway and bridge project in the Midwest; a $127 million electrical project in New York; a $74 million military facilities project in Guam; and $71 million of additional funding for various healthcare projects in California.

Outlook and Guidance

“We generated strong operating cash flow in the second quarter, and our operating cash flow for the first half of 2024 was our second-highest result for the first six months of any year,” remarked Ronald Tutor, Chairman and Chief Executive Officer. “In addition, we delivered solid year-over-year revenue growth and significantly improved earnings despite the impact of higher share-based compensation expense that resulted from a substantial increase in our stock price during the second quarter, as well as an unfavorable adjustment due to a project settlement, which will have a significant positive impact on our third-quarter operating cash flow. Our backlog is anticipated to grow significantly during the second half of this year and in 2025, as we pursue and expect to capture our share of various large project opportunities, some of which we have already bid and others that we expect to bid soon.”

Based on the Company's year-to-date results in 2024 and the current outlook for the remainder of the year, the Company is affirming its 2024 EPS guidance and still expects EPS to be in the range of $0.85 to $1.10.

Second Quarter 2024 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Thursday, August 1, 2024, to discuss the second quarter 2024 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial 1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay on the website shortly after the call.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC).

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential impacts on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; possible systems and information technology interruptions and breaches in data security and/or privacy;

an inability to obtain bonding, which could have a negative impact on our operations and results; the impact of inclement weather conditions and other events outside of our control on projects; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; increased competition and failure to secure new contracts; a significant slowdown or decline in economic conditions, such as those presented during a recession; decreases in the level of government spending for infrastructure and other public projects; client cancellations of, or reductions in scope under, contracts reported in our backlog; risks related to government contracts and related procurement regulations; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; failure to meet our obligations under our debt agreements (especially in a high interest rate environment); downgrades in our credit ratings; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; public health crises, such as COVID-19, which have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 28, 2024 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per common share amounts)	2024	2023	2024	2023
REVENUE	$1,127,470	$1,021,751	$2,176,457	$1,798,051
COST OF OPERATIONS	(1,010,392)	(956,790)	(1,944,129)	(1,757,259)
GROSS PROFIT	117,078	64,961	232,328	40,792
General and administrative expenses	(76,585)	(62,573)	(143,029)	(120,349)
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	40,493	2,388	89,299	(79,557)
Other income, net	5,838	3,058	11,149	9,475
Interest expense	(23,084)	(22,016)	(42,391)	(43,529)
INCOME (LOSS) BEFORE INCOME TAXES	23,247	(16,570)	58,057	(113,611)
Income tax (expense) benefit	(7,278)	(194)	(14,586)	47,918
NET INCOME (LOSS)	15,969	(16,764)	43,471	(65,693)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	15,157	20,770	26,899	21,037
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$812	$(37,534)	$16,572	$(86,730)
BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.02	$(0.72)	$0.32	$(1.68)
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.02	$(0.72)	$0.31	$(1.68)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	52,327	51,803	52,210	51,678
DILUTED	52,848	51,803	52,682	51,678

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Three Months Ended June 30, 2024
Total revenue	$577,519	$433,797	$163,066	$1,174,382		$—		$1,174,382
Elimination of intersegment revenue	(31,031)	(15,931)	50	(46,912)		—		(46,912)
Revenue from external customers	$546,488	$417,866	$163,116	$1,127,470		$—		$1,127,470
Income (loss) from construction operations	$75,587	$5,047	$(7,846)	$72,788	(a)	$(32,295)	(b)	$40,493
Capital expenditures	$9,479	$68	$(30)	$9,517		$1,401		$10,918
Depreciation and amortization(c)	$10,727	$585	$574	$11,886		$2,120		$14,006

Three Months Ended June 30, 2023
Total revenue	$555,553	$321,933	$136,323	$1,013,809		$—		$1,013,809
Elimination of intersegment revenue	(1,430)	9,409	(37)	7,942		—		7,942
Revenue from external customers	$554,123	$331,342	$136,286	$1,021,751		$—		$1,021,751
Income (loss) from construction operations	$105,407	$(13,831)	$(69,832)	$21,744	(d)	$(19,356)	(b)	$2,388
Capital expenditures	$9,643	$1,458	$256	$11,357		$1,470		$12,827
Depreciation and amortization(c)	$7,074	$455	$622	$8,151		$2,195		$10,346
___________________________________________________________________________________________________
(a)During the three months ended June 30, 2024, the Company’s income (loss) from construction operations was impacted by an unfavorable adjustment of $12.4 million ($9.1 million, or $0.17 per diluted share, after tax) due to the impact of a settlement on two completed Civil segment highway projects in the Northeast.
(b)Consists primarily of corporate general and administrative expenses. Corporate general and administrative expenses for the three months ended June 30, 2024 and 2023 included share-based compensation expense of $16.9 million ($12.4 million, or $0.23 per diluted share, after tax) and $2.6 million ($1.9 million, or $0.04 per diluted share, after tax), respectively. The increase in share-based compensation expense in the second quarter of 2024 was primarily due to a substantial increase in the Company’s stock price during the period, which impacted the fair value of liability-classified awards. These awards are remeasured at fair value at the end of each reporting period with the change in fair value recognized in earnings.
(c)Depreciation and amortization is included in income (loss) from construction operations.
(d)During the three months ended June 30, 2023, the Company’s income (loss) from construction operations was impacted by favorable adjustments totaling $58.1 million ($46.1 million, or $0.89 per diluted share, after tax) resulting from changes in estimates due to improved performance on a Civil segment mass-transit project in California; $35.8 million ($26.0 million, or $0.50 per diluted share, after tax) of unfavorable non-cash adjustments due to changes in estimates on the Specialty Contractors segment’s electrical and mechanical scope of a transportation project in the Northeast associated with a change in the expected recovery on certain unapproved change orders; a non-cash charge of $24.7 million ($18.0 million, or $0.35 per diluted share, after tax) that resulted from an adverse legal ruling on a Specialty Contractors segment educational facilities project in New York; and a $13.1 million ($10.2 million, or $0.20 per diluted share, after tax) unfavorable adjustment on a transportation project in the Northeast, split evenly between the Civil and Building segments, due to the settlement of certain change orders during project closeout.

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Six Months Ended June 30, 2024
Total revenue	$1,080,341	$855,973	$327,946	$2,264,260		$—		$2,264,260
Elimination of intersegment revenue	(61,688)	(26,165)	50	(87,803)		—		(87,803)
Revenue from external customers	$1,018,653	$829,808	$327,996	$2,176,457		$—		$2,176,457
Income (loss) from construction operations	$146,330	$21,167	$(26,158)	$141,339	(a)	$(52,040)	(b)	$89,299
Capital expenditures	$17,610	$285	$273	$18,168		$3,184		$21,352
Depreciation and amortization(c)	$20,981	$1,170	$1,172	$23,323		$4,265		$27,588

Six Months Ended June 30, 2023
Total revenue	$933,777	$551,224	$333,071	$1,818,072		$—		$1,818,072
Elimination of intersegment revenue	(29,784)	9,771	(8)	(20,021)		—		(20,021)
Revenue from external customers	$903,993	$560,995	$333,063	$1,798,051		$—		$1,798,051
Income (loss) from construction operations	$123,419	$(84,040)	$(82,280)	$(42,901)	(d)	$(36,656)	(b)	$(79,557)
Capital expenditures	$24,708	$3,475	$700	$28,883		$1,740		$30,623
Depreciation and amortization(c)	$14,055	$912	$1,241	$16,208		$4,546		$20,754
___________________________________________________________________________________________________
(a)During the six months ended June 30, 2024, the Company’s income (loss) from construction operations was impacted by unfavorable adjustments of $12.4 million ($9.1 million, or $0.17 per diluted share, after tax) due to the impact of a settlement on two completed Civil segment highway projects in the Northeast and $12.0 million ($8.8 million, or $0.17 per diluted share, after tax) due to an arbitration ruling that only provided a partial award to the Company pertaining to a completed Specialty Contractors segment electrical project in New York. The period was also impacted by a favorable adjustment of $10.2 million ($7.5 million, or $0.14 per diluted share, after tax) on a Civil segment mass-transit project in California related to a dispute resolution and associated expected cost savings.
(b)Consists primarily of corporate general and administrative expenses. Corporate general and administrative expenses for the six months ended June 30, 2024 and 2023 included share-based compensation expense of $22.4 million ($16.5 million, or $0.31 per diluted share, after tax) and $5.6 million ($4.1 million, or $0.08 per diluted share, after tax), respectively. The increase in share-based compensation expense in the current-year period was primarily due to a substantial increase in the Company’s stock price during the period, which impacted the fair value of liability-classified awards. These awards are remeasured at fair value at the end of each reporting period with the change in fair value recognized in earnings.
(c)Depreciation and amortization is included in income (loss) from construction operations.
(d)During the six months ended June 30, 2023, the Company’s income (loss) from construction operations was impacted by an adverse legal ruling on a completed mixed-use project in New York, which resulted in a non-cash, pre-tax charge of $83.6 million ($60.1 million, or $1.16 per diluted share, after tax), of which $72.2 million impacted the Building segment and $11.4 million impacted the Specialty Contractors segment; $35.8 million ($26.0 million, or $0.50 per diluted share, after tax) of unfavorable non-cash adjustments due to changes in estimates on the Specialty Contractors segment’s electrical and mechanical scope of a transportation project in the Northeast associated with a change in the expected recovery on certain unapproved change orders; net favorable adjustments of $30.1 million ($23.9 million, or $0.46 per diluted share, after tax) for a Civil segment mass-transit project in California that resulted from changes in estimates due to improved performance; a non-cash charge of $24.7 million ($18.0 million, or $0.35 per diluted share, after tax) that resulted from an adverse legal ruling on a Specialty Contractors segment educational facilities project in New York; and a $13.1 million ($10.2 million, or $0.20 per diluted share, after tax) unfavorable adjustment on a transportation project in the Northeast, split evenly between the Civil and Building segments, due to the settlement of certain change orders during project closeout.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of June 30, 2024	As of December 31, 2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($156,912 and $173,118 related to variable interest entities (“VIEs”))	$267,072	$380,564
Restricted cash	12,417	14,116
Restricted investments	134,182	130,287
Accounts receivable ($60,049 and $84,014 related to VIEs)	1,087,369	1,054,014
Retention receivable ($157,536 and $161,187 related to VIEs)	546,668	580,926
Costs and estimated earnings in excess of billings ($87,833 and $58,089 related to VIEs)	1,160,710	1,143,846
Other current assets ($18,918 and $26,725 related to VIEs)	187,822	217,601
Total current assets	3,396,240	3,521,354
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $548,937 and $534,171 (net P&E of $29,449 and $35,135 related to VIEs)	434,371	441,291
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	67,187	68,305
DEFERRED INCOME TAXES	67,284	74,083
OTHER ASSETS	123,523	119,680
TOTAL ASSETS	$4,293,748	$4,429,856

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$18,602	$117,431
Accounts payable ($28,980 and $24,160 related to VIEs)	622,776	466,545
Retention payable ($18,444 and $22,841 related to VIEs)	223,962	223,138
Billings in excess of costs and estimated earnings ($394,866 and $439,759 related to VIEs)	987,447	1,103,530
Accrued expenses and other current liabilities ($10,620 and $18,206 related to VIEs)	207,877	214,309
Total current liabilities	2,060,664	2,124,953
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $31,387 and $11,000	657,835	782,314
OTHER LONG-TERM LIABILITIES	259,132	238,678
TOTAL LIABILITIES	2,977,631	3,145,945
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 52,389,430 and 52,025,497 shares	52,389	52,025
Additional paid-in capital	1,148,074	1,146,204
Retained earnings	149,718	133,146
Accumulated other comprehensive loss	(40,226)	(39,787)
Total stockholders' equity	1,309,955	1,291,588
Noncontrolling interests	6,162	(7,677)
TOTAL EQUITY	1,316,117	1,283,911
TOTAL LIABILITIES AND EQUITY	$4,293,748	$4,429,856

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Six Months Ended June 30,
(in thousands)	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$43,471	$(65,693)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	26,470	19,636
Amortization of intangible assets	1,118	1,118
Share-based compensation expense	22,437	5,637
Change in debt discounts and deferred debt issuance costs	4,366	2,005
Deferred income taxes	5,969	(68,256)
(Gain) loss on sale of property and equipment	595	(5,038)
Changes in other components of working capital	49,150	188,761
Other long-term liabilities	1,188	(2,152)
Other, net	(3,351)	1,632
NET CASH PROVIDED BY OPERATING ACTIVITIES	151,413	77,650

Cash Flows from Investing Activities:
Acquisition of property and equipment	(21,352)	(30,623)
Proceeds from sale of property and equipment	1,434	6,758
Investments in securities	(22,073)	(14,521)
Proceeds from maturities and sales of investments in securities	17,979	9,227
NET CASH USED IN INVESTING ACTIVITIES	(24,012)	(29,159)

Cash Flows from Financing Activities:
Proceeds from debt	597,900	537,500
Repayment of debt	(800,819)	(571,332)
Cash payments related to share-based compensation	(2,194)	(284)
Distributions paid to noncontrolling interests	(12,400)	(15,250)
Contributions from noncontrolling interests	—	2,000
Debt issuance, extinguishment and modification costs	(25,079)	(497)
NET CASH USED IN FINANCING ACTIVITIES	(242,592)	(47,863)

Net increase (decrease) in cash, cash equivalents and restricted cash	(115,191)	628
Cash, cash equivalents and restricted cash at beginning of period	394,680	273,831
Cash, cash equivalents and restricted cash at end of period	$279,489	$274,459

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at March 31, 2024	New Awards in the Three Months Ended June 30, 2024(a)	Revenue Recognized in the Three Months Ended June 30, 2024	Backlog at June 30, 2024
Civil	$4,096.6	$814.5	$(546.5)	$4,364.6
Building	4,169.9	436.7	(417.9)	4,188.7
Specialty Contractors	1,715.7	313.0	(163.1)	1,865.6
Total	$9,982.2	$1,564.2	$(1,127.5)	$10,418.9

(in millions)	Backlog at December 31, 2023	New Awards in the Six Months Ended June 30, 2024(a)	Revenue Recognized in the Six Months Ended June 30, 2024	Backlog at June 30, 2024
Civil	$4,240.6	$1,142.7	$(1,018.7)	$4,364.6
Building	4,177.5	841.0	(829.8)	4,188.7
Specialty Contractors	1,740.3	453.3	(328.0)	1,865.6
Total	$10,158.4	$2,437.0	$(2,176.5)	$10,418.9
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.